Exhibit 99.1

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

	:	Chapter 11
In re:	:
	:	Case No.: 02-41729 (REG)
ADELPHIA COMMUNICATIONS	:
CORPORATION, et al.,	:	Jointly Administered
:
Debtors.	:
:

ORDER AUTHORIZING (I) SALE OF SUBSTANTIALLY ALL
ASSETS OF ADELPHIA COMMUNICATIONS CORPORATION
AND ITS AFFILIATED DEBTORS TO TIME WARNER NY CABLE
LLC AND TO COMCAST CORPORATION, FREE AND CLEAR OF LIENS,
CLAIMS, ENCUMBRANCES, AND INTERESTS AND EXEMPT FROM APPLICABLE TRANSFER TAXES; (II) ASSUMPTION AND/OR
ASSIGNMENT OF CERTAIN AGREEMENTS, CONTRACTS
AND LEASES; AND (III) THE GRANTING OF RELATED RELIEF

Upon the motion of the above-captioned debtors and debtors-in-possession (collectively, other than the Transferred Joint Venture Entities,(1) the “Debtors”), dated May 26, 2006, for entry of an order pursuant to 11 U.S.C. §§ 105(a), 363, 365, and 1146(c) and Fed. R. Bankr. P. 2002, 6004, 6006, and 9014 (a) approving the sale of (i) substantially all of the Debtors’ assets pursuant to that certain Asset Purchase Agreement, dated as of April 20, 2005 (as the same has been or may be amended from time to time, the “TW Purchase Agreement”) between Adelphia Communications Corporation (“Seller”) and Time Warner NY Cable LLC (together with its assignees, as applicable, “TWNY”), and (ii) certain other assets (exclusive of those held by the Transferred Joint Venture Entities) pursuant to that certain Asset Purchase Agreement, between Seller and Comcast Corporation (together with its assignees, as applicable,

(1)             Capitalized terms not defined herein shall have the meanings ascribed to such terms in the Purchase Agreements (as defined below).

“Comcast,” and together with TWNY, the “Buyers” and individually each, a “Buyer”), dated as of April 20, 2005 (as the same has been or may be amended from time to time, the “Comcast Purchase Agreement,” and together with the TW Purchase Agreement, the “Purchase Agreements” and individually each, a “Purchase Agreement”), and the consummation of the transactions contemplated by (i) and (ii) above (the “363 Sale”), (b) authorizing assumption and/or assignment of the Assigned Contracts,(2) and (c) granting related relief (the “Motion”); and objections to the Motion (the “Objections”) having been filed by the parties listed on Exhibit A hereto; and the Court having granted a portion of the relief requested in the Motion at a hearing held on June 16, 2006 (the “Buyer Provisions Hearing”); and the Court having heard the statements of counsel and the evidence presented in support of the balance of the relief requested in the Motion at a hearing before the Court which commenced on June 27, 2006 (the “363 Hearing”); and upon this Court’s October 14, 2005 Order Pursuant to Sections 105(a) and 365 of the Bankruptcy Code Establishing Procedures to Determine Cure Amounts and Deadlines for Objections for Certain Contracts and Leases to be Retained, Assumed and/or Assigned by the Debtors and Granting Related Relief (the “Cure Procedures Order”); and upon that certain Stipulation and Agreed Order with Respect to Second Modified Fourth Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code for Century-TCI

(2)             As used herein, the terms:

(a)            “Comcast Assigned Contracts” shall mean the Assigned Contracts as defined in Comcast Purchase Agreement, other than those contracts assumed or retained by a Transferred Joint Venture Entity under the JV Plan,

(b)           “TWNY Assigned Contracts” shall mean the Assigned Contracts as defined in the TW Purchase Agreement, and

(c)            “Assigned Contracts” shall mean the TWNY Assigned Contracts and Comcast Assigned Contracts, collectively.

and Parnassos Debtors, so ordered by this Court on June 20, 2006; and upon the full and complete record of these chapter 11 cases; and it appearing that the Court has jurisdiction over this matter; and it further appearing that the legal and factual bases set forth in the Motion, at the Buyer Provisions Hearing, and at the 363 Hearing establish just cause for the relief granted herein; and it further appearing that the relief requested in the Motion is in the best interests of the Debtors and the Transferred Joint Venture Entities (collectively, the “Debtor Parties”) their creditors, and all other parties in interest in these chapter 11 cases; therefore,

THE COURT HEREBY FINDS AND DETERMINES THAT:

A.            The findings and conclusions set forth herein constitute the Court’s findings of fact and conclusions of law pursuant to Fed. R. Bankr. P. 7052, made applicable to this proceeding pursuant to Fed. R. Bankr. P. 9014.

B.            To the extent any of the following findings of fact constitute conclusions of law, they are adopted as such. To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such.

C.            The Court has jurisdiction to grant the relief requested in the Motion pursuant to 28 U.S.C. §§ 157 and 1334. This is a core proceeding pursuant to 28 U.S.C. § 157(b). Venue is proper before this Court pursuant to 28 U.S.C. §§ 1408 and 1409.

D.            The statutory predicates for the relief sought in the Motion are sections 105(a), 363, 365, and 1146(c) of title 11 of the United States Code, 11 U.S.C. §§ 101 et seq. (the “Bankruptcy Code”), as supplemented by Rules 2002, 6004, and 6006 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”).

E.             As evidenced by the affidavits of service and publication filed with the Court, and based on the representations of counsel at the 363 Hearing, (i) proper, timely, adequate and sufficient notice of the Motion, the 363 Hearing, the 363 Sale, and the assumption and assignment of the Assigned Contracts has been provided in accordance with sections 102(1), 363 and 365 of the Bankruptcy Code and Bankruptcy Rules 2002(a), 6004(a) and 6006(c), and/or the Cure Procedures Order, and in compliance with this Court’s May 26, 2006 Order to Show Cause (I) Scheduling Hearings to Consider Entry of Orders Approving, Among Other Things, (A) New Provisions for Termination and for the Payment or Crediting of the Breakup Fee, and (B) The Sale of Substantially all Assets of Adelphia Communications Corporation and its Affiliated Debtors Free and Clear of Liens, Claims, Encumbrances, and Interests and Exempt from Applicable Transfer Taxes; and (II) Approving Form and Manner of Notice Thereof (the “Scheduling Order”), (ii) such notice was good and sufficient and appropriate under the particular circumstances, and reasonably calculated to reach and apprise all holders of Claims and Interests (as hereafter defined) about the 363 Sale and the assumption and/or assignment of the Assigned Contracts, and (iii) no other or further notice of the Motion, the 363 Hearing, the 363 Sale, or the assumption and/or assignment of the Assigned Contracts shall be required.

F.             A reasonable opportunity to object or be heard with respect to the Motion and the relief requested therein has been afforded to all interested persons and entities in these cases.

G.            Notice has been given to:  (i) the US Trustee; (ii) counsel for the Committees; (iii) counsel for the agents for the Debtors Parties’ prepetition and postpetition lenders; (iv) the SEC; (v) the United States Attorney’s Office for the Southern District of New York; (vi) the DoJ; (vii) the FCC; (viii) the FTC; (ix) the IRS; (x) all relevant federal, state and local taxing authorities at their statutory addresses; (xi) all parties who have filed a request for service of all pleadings pursuant to and in accordance with the Bankruptcy Rule 2002 as of the day prior to service of the Motion; (xii) all parties that are required to receive notice pursuant to the Administrative Procedures Order; (xiii) each of the Buyers; (xiv) all non-Debtor parties to executory contracts, unexpired leases, and other agreements with the Debtors (entered into before or after the petition date of the applicable Debtor); and (xv) all known creditors of the Debtor Parties.(3)  Furthermore, the Debtor Parties published, pursuant to Bankruptcy Rule 2002(d) and 2002(1), and in compliance with the Scheduling Order, the Sale Notice in: (i) The New York Times (National Edition), The Wall Street Journal (National Edition); and (ii) a major regional newspaper in each of the following cities:  Boston; Buffalo; West Palm Beach; Cleveland; Denver; and Los Angeles, as well as posting the notice of sale electronically on their website, www.adelphia.com.

H.            As demonstrated by:  (i) the testimony and other evidence proffered or adduced at the 363 Hearing; and (ii) the representations of counsel made on the record at the 363 Hearing, the Debtor Parties have marketed the assets being sold to the Buyers in the 363 Sale (collectively, the “Transferred Assets”)(4) and conducted the

(3)          To the extent the Debtor Parties have previously served any party identified herein via electronic mail, such service of the Sale Notice (as defined in the Motion) constitutes good and sufficient notice thereof.

(4)        Subject to the remaining provisions of the applicable Purchase Agreements, the term “Transferred Assets” refers to all assets included in Section 2.1 of the Time Warner Purchase Agreement and Section 2.3 of the Comcast Purchase Agreement (exclusive of those held by the Transferred Joint Venture Entities).

Sale Process (as hereafter defined) in a noncollusive, fair and good faith manner that was in compliance with that certain order of this Court entered on October 22, 2004, establishing bidding procedures and bid protections in connection with the direct or indirect sale of substantially all of the Debtors’ assets, and as supplemented by those certain orders of this Court entered on April 21, 2005 and June 16, 2006 (collectively, the “Bid Protections Orders”). A reasonable opportunity has been given to any interested party to make a higher and better offer for the Transferred Assets.

I.              The Debtor Parties diligently and in good faith marketed the Transferred Assets to obtain the highest and best offer for their businesses. The Debtor Parties conducted a two-phase process in which they (i) solicited initial indications of interest, and (ii) organized a formal bidding process in which 22 of the 45 parties that indicated interest were invited to participate (the “Sale Process”). After 15 final bids were received on January 31, 2005, the Debtor Parties reviewed extensive presentations and analyses by their financial advisors and evaluated the submitted bids. The Debtor Parties deemed the bid submitted by the Buyers the bid most likely to maximize the value of distributable proceeds to the Debtor Parties’ stakeholders. The Debtor Parties concluded that consummation of such transaction would yield a more favorable mix of currency at a premium over the hypothetical total enterprise value than would be achieved under a standalone plan that would provide for the issuance of publicly traded equity securities by the reorganized Debtors.

J.             Therefore, the terms and conditions set forth in each Purchase Agreement, and the 363 Sale to the Buyers pursuant thereto, each are fair and reasonable and the purchase price payable pursuant to each Purchase Agreement collectively constitutes the highest and best offer obtainable for the Transferred Assets.

K.            Each of the Debtor Parties, as applicable, (i) has full corporate or other power to execute, deliver and perform its obligations under each of the Purchase Agreements and all other documents contemplated thereby or entered into in connection therewith, and the sale of the Transferred Assets by the Debtors has, in each case, been duly and validly authorized by all necessary corporate or similar action, (ii) has all of the corporate or other power and authority necessary to consummate the transactions contemplated by each of the Purchase Agreements, and such other documents contemplated thereby or entered into in connection therewith, and (iii) has taken all action necessary to authorize and approve each of the Purchase Agreements and such other documents contemplated thereby and the consummation by them of the transactions contemplated thereby or entered into in connection therewith. No third-party consents or approvals, other than those expressly provided for in the applicable Purchase Agreement, are required for the Debtor Parties to consummate such transactions.

L.             Approval of the Seller’s entry into each of the Purchase Agreements and the consummation of the 363 Sale at this time are in the best interests of the Debtors, their creditors, their estates, and other parties in interest.

M.           The Debtors have demonstrated compelling circumstances and a good, sufficient, and sound business purpose and justification for the 363 Sale prior to,

and outside of, although in contemplation of, a plan of reorganization in that, among other things:

(1)           The 363 Sale enables the Debtors to yield a substantial control premium and preserve the highest value for the Debtors’ assets for the Debtors’ creditors, and

(2)           In light of risks associated with the ability to confirm the Proposed Plan (as defined below) in advance of each Buyer’s rights to terminate the Purchase Agreement to which it is a party, the 363 Sale is crucial to preserving value for the Debtors’ estates.

N.            The Debtors’ Modified Fourth Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated April 28, 2006 (as it may be amended, modified or supplemented, the “Proposed Plan”) that is currently pending in the Debtors’ chapter 11 cases and for which votes are being solicited pursuant to disclosure materials previously approved by this Court contemplates the sale of the Debtors’ assets pursuant to the Purchase Agreements (prior to giving effect to Amendment No. 2 to each Purchase Agreement, dated June 21, 2006) and the distribution of, among other things, Class A Common Stock of Time Warner Cable Inc. (“TWC”) in exchange for Claims (as that term is defined in the Bankruptcy Code) against the Debtors. In light of the risks associated with consummation of the Proposed Plan, the impending Outside Date of the Purchase Agreements, and the possible loss of the substantial control premium if the Transactions are not consummated, the 363 Sale is being consummated outside of the context of the Proposed Plan in order to preserve the value of the Debtors’ estates. The consummation of the 363 Sale pursuant to this Order is an inextricable part of the Proposed Plan. Accordingly, solely for purposes of sections 1145 and 1125 of the Bankruptcy Code, TWC shall be deemed a “successor” of the Debtors.

O.            Each of the Purchase Agreements and the 363 Sale were negotiated, proposed and entered into by the Debtor Parties and each of the Buyers without collusion, in good faith, and from arm’s-length bargaining positions. Neither the Debtor Parties nor either Buyer has engaged in any conduct that would cause or permit either Purchase Agreement or any other related agreement to be avoided under section 363(n) of the Bankruptcy Code.

P.             Each of the Buyers is a good faith purchaser under section 363(m) of the Bankruptcy Code and, as such, is entitled to all of the protections afforded thereby. In the absence of a stay pending appeal, each Buyer will be acting in good faith within the meaning of section 363(m) of the Bankruptcy Code in closing the 363 Sale at any time after entry of this Order, notwithstanding the provisions of Bankruptcy Rule 6004(g).

Q.            Neither TWNY nor Comcast is an “insider” of any of the Debtors, as that term is defined under section 101 of the Bankruptcy Code, with the exception of Comcast in its capacity as an affiliate of a partner in the Transferred Joint Venture Parents. The consideration provided by each Buyer pursuant to its Purchase Agreement (i) is fair and reasonable, (ii) is the highest and best offer for the Transferred Assets being purchased by such Buyer, (iii) will provide a greater recovery to the Debtor Parties’ estates than would be provided by any other available alternative, and (iv) constitutes reasonably equivalent value and fair consideration under the Bankruptcy Code and under the laws of the United States, any state, territory, possession, or the District of Columbia.

R.            The sale of the TWNY Transferred Assets to TWNY and the sale of the Comcast Transferred Assets to Comcast will each be a legal, valid, and effective transfer of the TWNY Transferred Assets and the Comcast Transferred Assets, respectively, and, except for the liabilities expressly assumed by a Buyer pursuant to its Purchase Agreement, other than those liabilities to be retained by a Transferred Joint Venture Entity, (with respect to such Buyer, the “Assumed Sale Liabilities”), will vest each Buyer with all right, title, and interest of the Debtors to the applicable Transferred Assets free and clear of claims against and interests in the Debtors and liens or other Encumbrances against the Transferred Assets (collectively, the “Claims and Interests” or if the context so requires, the “Claims or Interests”), including, but not limited to, (1) those that purport to give any party a right or option to effect any forfeiture, modification, right of first refusal, or termination of any Debtor’s or either Buyer’s interest in the Transferred Assets, or any similar rights, (2) those relating to Taxes or assessments arising under or out of, in connection with, or in any way relating to the ownership, operation, or use of the Transferred Assets prior to the consummation of the 363 Sale (the “Closing”), (3)(a) those arising under all mortgages, deeds of trust, security interests, conditional sale or other title retention agreements, pledges, liens, judgments, demands, encumbrances, rights of first refusal or charges of any kind or nature, if any, including, but not limited to, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership and (b) all debts arising in any way in connection with any agreements, acts, or failures to act, of the Debtors or the Debtors’

predecessors or affiliates, including without limitation, Claims, obligations, liabilities, demands, guaranties, options, rights, contractual or other commitments, restrictions, interests and matters of any kind and nature, whether known or unknown, contingent or otherwise, whether arising prior to or in connection with or subsequent to the commencement of these chapter 11 cases, and whether imposed by agreement, understanding, law, equity or otherwise, including, but not limited to, claims otherwise arising under doctrines of successor liability, (4) any employment or labor agreements, (5) any pension, welfare, compensation, or other employee benefit plans, agreements, practices, and programs, including, without limitation, any pension plan of any Debtor, (6) any other employee, worker’s compensation, occupational disease or unemployment or temporary disability related Claim, including, without limitation, claims that might otherwise arise under or pursuant to (a) the Employee Retirement, Income, Security Act of 1974, as amended, (b) the Fair Labor Standards Acts, as amended, (c) Title VII of the Civil Rights Act of 1964, as amended, (d) the Federal Rehabilitation Act of 1973, as amended, (e) the National Labor Relations Act, as amended, (f) the Worker Adjustment and Retraining Act of 1988, as amended, (g) the Age Discrimination and Employee Act of 1967, as amended or (h) the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, (7) any products liability or similar Claims, whether pursuant to any state or federal laws or otherwise, (8) subject to decretal paragraph 10 hereof, environmental Claims or liens arising from conditions existing on or prior to the Closing (including, without limitation, the presence of hazardous, toxic, polluting, or contaminating substances or waste) that may be asserted on any basis, including, without limitation, under the Comprehensive Environmental Response, Compensation and

Liability Act, 42 U.S.C. § 9601 et seq. or similar state statute, (9) any bulk sales or similar law, and (10) any tax statutes or ordinances, including, without limitation, the Internal Revenue Code of 1986, as amended. As used herein (i) the term “TWNY Transferred Assets” shall mean the Transferred Assets being sold to TWNY under the TWNY Purchase Agreement, and (ii) the term “Comcast Transferred Assets” shall mean the Transferred Assets being sold to Comcast under the Comcast Purchase Agreement.

S.             Neither Buyer would have entered into its Purchase Agreement and neither Buyer would consummate the transactions contemplated thereby, thus adversely affecting the Debtors, their estates, and their creditors, if the sale of the applicable Transferred Assets to such Buyer were not, except for the applicable Assumed Sale Liabilities, free and clear of all Claims and Interests of any kind or nature whatsoever, or if such Buyer would, or in the future could, be liable for any of the Claims and Interests.

T.            The Debtors may sell the Transferred Assets free and clear of all Claims and Interests of any kind or nature whatsoever, because in each case, one or more of the standards set forth in section 363(f)(1)-(5) of the Bankruptcy Code has been satisfied. Those holders of Claims and Interests and non-Debtor parties to Assigned Contracts who did not object, or who withdrew their objections, to the Motion are deemed to have consented pursuant to section 363(f)(2) of the Bankruptcy Code. Those holders of Claims and Interests and non-Debtor parties to Assigned Contracts who did object fall within one or more of the other subsections of 363(f) of the Bankruptcy Code and are adequately protected by having their Claims and Interests that are secured by liens, security interests and similar encumbrances, if any, attach to the net proceeds of the

363 Sale ultimately attributable to the property against or in which they assert such Claim or Interest, with the same validity, priority and effect that existed immediately prior to the consummation of the 363 Sale and subject to any and all rights, claims and defenses that the Debtors may have with respect thereto.

U.            The 363 Sale is critically necessary and a prerequisite to confirm and consummate the JV Plan and a chapter 11 plan or plans (including the Proposed Plan) for the Debtors, and is made in contemplation of such plan or plans. Accordingly, the 363 Sale is a transfer pursuant to section 1146(c) of the Bankruptcy Code, which shall not be taxed under any law imposing a stamp, transfer, recording or any similar tax.

V.            The Debtors have demonstrated that it is an exercise of their sound business judgment to assume and/or assign and sell the TWNY Assigned Contracts to TWNY and the Comcast Assigned Contracts to Comcast in connection with the Closing, and the assumption and/or assignment and sale of the Assigned Contracts is in the best interests of the Debtors, their estates, and their creditors. The Assigned Contracts being sold and assigned to, and the liabilities being assumed by, each Buyer are an integral part of the Transferred Assets being purchased by such Buyer and, accordingly, such assumption and/or assignment of the applicable Assigned Contracts is reasonable and enhances the value of the Debtors’ estates.

W.           The Debtors have cured and/or provided adequate assurance of cure of any undisputed cure obligations, to the extent required by section 365 of the Bankruptcy Code and applicable orders of this Court (including the Cure Procedures Order) (“Cure Costs”), and will segregate, on or before the Closing, any disputed monetary Cure Costs pending the resolution of any such dispute by this Court or mutual agreement of the parties. Any non-Debtor parties to executory contracts and unexpired leases who have objected to the monetary Cure Costs are protected by having any disputed Cure Cost segregated upon the Closing.

NOW THEREFORE, THE COURT HEREBY ORDERS, ADJUDGES, AND DECREES AS FOLLOWS:

General Provisions

1.             The Motion, to the extent not already granted by the Buyer Provisions Order, is granted in all respects, as further described herein.
2.             The Objections to the Motion or the relief requested therein that have not been withdrawn, waived, or settled, and all reservations of rights included in such Objections, except as explicitly preserved on the record of the 363 Hearing, are overruled on the merits.
3.             Except for (a) Contract Objections listed on Exhibit B hereto and (b) Contract Objections relating to a Contract Notice for which the Contract Objection Deadline has not yet passed, which, in each case, shall remain subject to further order or decision of this Court to the extent not withdrawn, waived or settled, all Contract Objections are hereby overruled on the merits.(5)

(5)             The provisions of the Cure Procedures Order that refer to the “Effective Date of the Plan” shall be deemed to refer equally to the Effective Date of the JV Plan (as defined therein) and/or the Closing Date.

Approval of the Purchase Agreements

4.             Each of the Purchase Agreements, and all of the documents, agreements (including but not limited to (i) the Registration Rights and Sale Agreement between Adelphia Communications Corporation (“ACC”) and TWC (the “Adelphia

Registration Rights Agreement”), (ii) the Letter Agreement between, among others, Comcast, ACC, and TWC dated June 21, 2006 relating to the priority of Comcast’s registration rights (the “Comcast Priority Letter Agreement), and (iii) the Escrow Agreement and the Transfer Tax Escrow Agreement to be entered into pursuant to each of the Purchase Agreements) and transactions contemplated thereby or entered into in connection therewith be, and hereby are, approved in all respects.
5.             Pursuant to section 363(b) of the Bankruptcy Code, the Debtor Parties are authorized to perform their obligations under and comply with the terms of each of the Purchase Agreements and all other documents and agreements contemplated thereby or entered into in connection therewith, including, but not limited to, the Adelphia Registration Rights Agreement, the Comcast Priority Letter Agreement and the Escrow Agreement and the Transfer Tax Escrow Agreement to be entered into pursuant to each of the Purchase Agreements, and to consummate the 363 Sale, pursuant to and in accordance with the terms and conditions of the Purchase Agreements and such documents and agreements.
6.             The Debtor Parties are authorized and empowered to execute and deliver, and are empowered to perform under, consummate and implement, the Purchase Agreements and all other documents and agreements contemplated thereby or entered into in connection therewith, including, but not limited to, the Adelphia Registration Rights Agreement, the Comcast Priority Letter Agreement, and the Escrow Agreement and the Transfer Tax Escrow Agreement to be entered into pursuant to each of the

Purchase Agreements, together with all additional instruments and documents that the Debtor Parties or any Buyer deem necessary or appropriate to implement each of the Purchase Agreements and to effectuate the 363 Sale, and to take all further actions as may be reasonably necessary or desirable for the purpose of assigning, transferring, granting, conveying and conferring to each Buyer or reducing to its possession, the Transferred Assets being sold to such Buyer in the 363 Sale, or as may be necessary or appropriate to the performance of the obligations contemplated by the applicable Purchase Agreements.
7.             This Order and each of the Purchase Agreements shall be binding in all respects upon all creditors of and holders of equity interests in any Debtor Party (whether known or unknown), any holders of Claims and Interests, all non-Debtor parties to the Assigned Contracts, all applicable successors and assigns of any Buyer, the Debtor Parties, and any subsequent trustees appointed in the Debtor Parties’ chapter 11 cases or upon a conversion to chapter 7 under the Bankruptcy Code and shall not be subject to rejection. Nothing contained in any chapter 11 plan confirmed in these chapter 11 cases or the confirmation order confirming any such chapter 11 plan shall conflict with or derogate from the provisions of any of the Purchase Agreements and the other agreements and documents entered into in connection therewith (including the Adelphia Registration Rights Agreement, the Comcast Priority Letter Agreement and the Escrow Agreement and the Transfer Tax Escrow Agreement to be entered into pursuant to each of the Purchase Agreements) or this Order and no such plan or confirmation order shall discharge the obligations and Liabilities of the Debtors under such agreements and documents.
8.             Except for the applicable Assumed Sale Liabilities, pursuant to sections 105(a) and 363(f) of the Bankruptcy Code, the TWNY Transferred Assets shall be transferred to TWNY, and the Comcast Transferred Assets shall be transferred to Comcast, and upon the Closing and the DIP Payoff (as defined below) shall be, free and clear of all Claims and Interests of any kind or nature whatsoever (including, but not limited to, those described in paragraph R of this Order), and all such Claims and Interests that are secured by liens, security interests and similar encumbrances of any kind or nature whatsoever shall attach to the net proceeds of the 363 Sale in the order of their priority, with the same validity, force, and effect which they now have as against the Transferred Assets, subject to any rights, claims or defenses any of the Debtor Parties may possess with respect thereto.
9.             Except for Assumed Sale Liabilities, as applicable, all Persons, including, but not limited to, all holders of debt instruments, equity security holders, governmental, tax, and regulatory authorities, lenders, trade and other creditors, holding Claims or Interests of any kind or nature whatsoever against a Debtor or the Transferred Assets (whether legal or equitable, secured or unsecured, matured or unmatured, contingent or non-contingent, senior or subordinated), arising under or out of, in connection with, or in any way relating to, a Debtor, the Transferred Assets, the operation of the Transferred Assets prior to the Closing, or the 363 Sale are forever barred, estopped, and permanently enjoined from asserting against any Buyer, its affiliates, successors or assigns, its property, or the Transferred Assets, each such Person’s Claims and Interests.
10.           Nothing in this Order or the Purchase Agreements shall be construed to release, discharge, enjoin or preclude the enforcement of any environmental liability to the extent arising or continuing post-Closing to a governmental unit to which any entity would be subject as the owner or operator of property after the Closing.

11.           The sale of the TWNY Transferred Assets to TWNY and the Comcast Transferred Assets to Comcast pursuant to the applicable Purchase Agreement constitute legal, valid, and effective transfers of the TWNY Transferred Assets and the Comcast Transferred Assets, respectively, and shall vest the applicable Buyer with all right, title, and interest of the Debtors in and to the Transferred Assets being purchased by the respective Buyer free and clear of all Claims or Interests of any kind or nature whatsoever other than the applicable Assumed Sale Liabilities. Notwithstanding anything contained herein to the contrary, the Transferred Assets will vest in the applicable Buyer subject to any Permitted Encumbrances as provided in and permitted by the applicable Purchase Agreement; provided, however, that Permitted Encumbrances shall exclude (a) such Encumbrances that are released and/or removed from the Transferred Assets pursuant to this Order and sections 105, 363 and other applicable provisions of the Bankruptcy Code, and (b) for the avoidance of doubt, Permitted Encumbrances securing financial obligations that are not Assumed Sale Liabilities of the applicable Buyer. The applicable Transferred Investments shall be transferred to the applicable Buyer free and clear of all Encumbrances other than Encumbrances set forth in the applicable Investment Documents.
12.           If any Person that has filed financing statements, mortgages, mechanic’s liens, lis pendens, or other documents or agreements evidencing Claims or Interests in a Debtor (with respect to a Transferred Asset) or the Transferred Assets shall not have delivered to the Debtors prior to the Closing, in proper form for filing and executed by the appropriate parties, termination statements, instruments of satisfaction, releases of all Claims or Interests which the Person has with respect to the Debtors (with respect to a Transferred Asset) or the Transferred Assets, then (a) the Debtors and the applicable Buyer are hereby authorized and empowered to execute and file such statements, instruments, releases and other documents on behalf of such Person with respect to any Debtor (with respect to the Transferred Assets) or the applicable Transferred Assets and (b) each Buyer is hereby authorized to file, register, or otherwise record a certified copy of this Order, which shall constitute conclusive evidence of the release of record and otherwise, of all Claims or Interests in the Debtors (with respect to the Transferred Assets) or the Transferred Assets of any kind or nature whatsoever.
13.           On the Closing, each of the Debtors’ creditors and any other holder of Claims or Interests shall be deemed to have authorized each Buyer to execute such documents and take all other actions as may be necessary to release Claims or Interests in the applicable Transferred Assets purchased by such Buyer, if any, as such Claims or Interests may have been recorded or may otherwise exist.

Use of Proceeds

14.           Subsequent to the DIP Payoff (as defined below), which shall occur contemporaneously with the Closing, all remaining net proceeds from the Transaction shall be deposited in the Court Supervised Fund. Such remaining proceeds shall be used to fund required distributions and reserves under the JV Plan and otherwise shall be distributed to creditors in accordance with one or more further orders of this Court. “DIP Payoff” means the payment in Cash to the DIP Agent, for the benefit of the holders of all Claims against a Debtor arising pursuant to the DIP Facility, including for “Obligations” (as such term is defined in the DIP Facility) (such Claims hereinafter referred to as “DIP Lender Claims”), in full and complete satisfaction of all DIP Lender Claims, the amount of all DIP Lender Claims; provided that (a) outstanding letters of credit issued under the DIP Facility shall be cash-collateralized or supported by back-to-back letters of credit in an amount equal to 110% of the undrawn face amount of the outstanding letters of credit in accordance with the terms of the DIP Facility (collectively, “Cash-Collateralized”) and (b) any DIP Lender Claims that do not arise until after the Closing shall be paid in full by the applicable Debtor pursuant to the terms of the DIP Facility. Without limiting the foregoing, and notwithstanding anything herein to the contrary, once the DIP Lender Claims (other than those arising after the Closing) have been paid in full in Cash (or Cash-Collateralized in the case of outstanding letters of credit), all Liens on property of the Debtors with respect to the DIP Lender Claims shall automatically, without further action by the Debtors, the Buyers, the DIP Lenders or the DIP Agents, be deemed released, and the DIP Lenders and the DIP Agents shall take all reasonable actions at the Debtors’ sole expense to confirm the removal of any Liens on the properties and assets of the Debtors or the Buyers securing the DIP Lender Claims.(6)

(6)             Capitalized terms in this paragraph 14 not defined in this Order shall have the meanings ascribed to such terms in the JV Plan

Assumption and Assignment to the Buyers of Assigned Contracts

15.           Pursuant to section 365 of the Bankruptcy Code and subject to and conditioned upon the Closing, the Debtors’ assumption and assignment to (1) TWNY of the TWNY Assigned Contracts and to Comcast of the Comcast Assigned Contracts, and (2) TWNY’s assumption of the TWNY Assigned Contracts and Comcast’s assumption of the Comcast Assigned Contracts on the terms of the applicable Purchase Agreement, are hereby approved, and the requirements of section 365(b)(l) of the Bankruptcy Code with respect thereto are hereby deemed satisfied.
16.           The Debtors are hereby authorized and empowered in accordance with sections 105(a), 363 and 365 of the Bankruptcy Code to (a) assume and/or assign and sell to each Buyer, effective upon Closing, the Assigned Contracts being assigned to such Buyer pursuant to the applicable Purchase Agreement free and clear of all Claims or Interests of any kind or nature whatsoever other than the Assumed Sale Liabilities being assumed by such Buyer, and (b) execute and deliver to each Buyer such documents or other instruments as such Buyer reasonably deems necessary to assign and transfer such Assigned Contracts and Assumed Sale Liabilities to such Buyer.
17.           (a) Upon the Closing, (i) the TWNY Assigned Contracts shall be transferred and assigned to, and following the Closing remain in full force and effect for, the benefit of the TWNY, and (ii) the Comcast Assigned Contracts shall be transferred and assigned to, and following the Closing remain in full force and effect for, the benefit of Comcast, in each case notwithstanding any provision in any such Assigned Contract (including those of the type described in sections 365(b)(2) and (f) of the Bankruptcy Code) that prohibits, restricts, or conditions such assignment or transfer; (b)  the Debtors may assume and/or assign and sell each Assigned Contract in accordance with sections 105, 363 and 365 of the Bankruptcy Code and the Cure Procedures Order, and any provisions in any Assigned Contract that prohibit, restrict or condition the assignment of such agreement or allow the non-Debtor party to an Assigned Contract to terminate, recapture, impose any penalty, condition renewal or extension, or modify any term or condition upon the assignment of such Assigned Contract, constitute unenforceable anti-

assignment provisions which are void and of no force and effect; (c) the provisions of the Cure Procedures Order are hereby incorporated and all other requirements and conditions under sections 363 and 365 of the Bankruptcy Code for the assumption by the Debtors and/or assignment to the applicable Buyer of each such agreement have been satisfied; and (d) upon the Closing, in accordance with sections 363 and 365 of the Bankruptcy Code and the Cure Procedures Order, each of the Buyers shall be fully and irrevocably vested in all right, title and interest of each Assigned Contract assigned to such Buyer.
18.           All defaults or other obligations of any Debtor under any Assigned Contract arising or accruing prior to the Closing (without giving effect to any acceleration clauses or any default provisions of the kind specified in section 365(b)(2) of the Bankruptcy Code) shall be cured by the applicable Debtor at Closing or as soon thereafter as practicable by payment of the Cure Costs, in accordance with the Cure Procedures Order and the applicable Purchase Agreement. No Buyer (or any affiliate of such Buyer) shall have any Liability arising or accruing prior to the date of the Closing, except as otherwise expressly provided in the applicable Purchase Agreement. Pursuant to section 365(k) of the Bankruptcy Code, the Debtors and their estates shall not have any Liability for any default or other obligation under an Assigned Contract arising or occurring after the Closing, and all non-Debtor parties to such Assigned Contracts are forever barred and estopped from asserting any such breaches against the Debtors, their successors or assigns, their property or their assets or estates.
19.           Pursuant to the Cure Procedures Order, each non-Debtor party to an Assigned Contract hereby is forever barred, estopped, and permanently enjoined from:  (i) asserting against the Debtors (except for timely asserted Cure Costs) or any Buyer, or the property of any of them (including the Transferred Assets), any default arising prior to or existing as of the Closing or, against any Buyer (or any affiliate of such Buyer), any counterclaim, defense, setoff or any other Claim asserted or assertable against a Debtor; and (ii) imposing or charging against any Buyer (or any affiliate of such Buyer) any rent accelerations, assignment fees, increases or any other fees as a result of the Debtors’ assumption and assignment to such Buyer of the applicable Assigned Contracts. The validity of such assumption and assignment of Assigned Contracts shall not be affected by any dispute between any Debtor and any non-Debtor party to an Assigned Contract.
20.           Notwithstanding anything to the contrary herein (other than protections afforded pursuant to section 365(k) of the Bankruptcy Code and paragraph 18 herein), nothing in this Order shall release or discharge the Debtors from any Liability or obligation to either Buyer under either Purchase Agreement with respect to an Assigned Contract.
21.           Notwithstanding anything to the contrary herein, nothing in this Order shall release or discharge a Buyer from any Liability or obligation to the Seller under either Purchase Agreement with respect to an Assigned Contract.

Additional Provisions

22.           The consideration provided by each Buyer for the Transferred Assets purchased by such Buyer pursuant to the applicable Purchase Agreement shall be deemed to constitute reasonably equivalent value and fair consideration under the Bankruptcy Code and under the laws of the United States, any state, territory, possession, or the District of Columbia.
23.           The consideration provided by each Buyer for the Transferred Assets purchased by such Buyer pursuant to the applicable Purchase Agreement is fair and reasonable and the 363 Sale may not be avoided under section 363(n) of the Bankruptcy Code.
24.           This Order (a) shall be effective as a determination that, except for the applicable Assumed Sale Liabilities, at the Closing, all Claims and Interests of any kind or nature whatsoever existing as to the Debtors or Transferred Assets prior to the Closing have been unconditionally released, discharged and terminated as to each of the Buyers (including their respective successors and assigns) and their respective properties (including, without limitation, the Transferred Assets), and that the conveyances described herein have been effected, and (b) shall be binding upon and shall govern the acts of all entities, including, without limitation, all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, administrative agencies, governmental departments, secretaries of state, federal, state, and local officials, and all other Persons who may be required by operation of law, the duties of their office, contract, or otherwise, to accept, file, register or otherwise record or release any documents or instruments, or who may be required to report or insure any title or state of title in or to any of the Transferred Assets.
25.           Except as provided in the applicable Purchase Agreement, after the Closing, the Debtors and their estates shall have no further liabilities or obligations with respect to any Assumed Sale Liabilities and all holders of such Claims are forever barred and estopped from asserting such Claims against the Debtors, their successors or assigns, their property or their assets or estates.

26.           Each and every federal, state, and local governmental agency or department is hereby directed to accept any and all documents and instruments necessary and appropriate to record the 363 Sale.
27.           The so-called “bulk sale” laws in all applicable jurisdictions are waived or inapplicable as to the Transactions and such Transactions are hereby deemed to be under or in contemplation of a plan to be confirmed under section 1129 of the Bankruptcy Code.
28.           Except as otherwise expressly provided in the applicable Purchase Agreement, each Buyer shall have no Liability to pay wages, bonuses, severance pay, benefits (including, without limitation, contributions or payments on account of any under-funding with respect to any and all pension plans) or any other payment with respect to employees or former employees of the Debtors. Except as otherwise expressly provided in the applicable Purchase Agreement, each Buyer shall have no Liability with respect to any collective bargaining agreement, employee pension plan, employee welfare or retention, benefit and/or incentive plan to which any Debtor is a party and relating to the Transferred Assets (including, without limitation, arising from or related to the rejection or other termination of any such agreement), and no Buyer shall in any way be deemed a party to or assignee of any such agreement, and no employee of such Buyer shall be deemed in any way covered by or a party to any such agreement, and except for Assumed Sale Liabilities of a Buyer and except as otherwise expressly provided in the applicable Purchase Agreement, all parties to any such agreement are hereby enjoined from asserting against a Buyer any and all Claims arising from or relating to such agreement. All notices, if any, required to be given to the Debtors’ employees pursuant to the Workers Adjustment and Relocation Adjustment Act, or any similar federal or state law, shall be the sole responsibility of the party set forth in the applicable Purchase Agreement.
29.           Any amounts that become payable by the Debtors to any Buyer (or any affiliate of such Buyer) (a) pursuant to Section 2.6(f) of the TW Purchase Agreement  or Section 2.8(f) of the Comcast Purchase Agreement (in each case, other than to the extent paid from the applicable Escrow Account), (b) with respect to Incremental Transfer Taxes pursuant to Sections 5.7(c) and 7.8 of the TW Purchase Agreement or Sections 5.4(c) and 7.8 of the Comcast Purchase Agreement (in each case other than to the extent paid from the applicable Transfer Tax Escrow Account or the applicable Escrow Account), (c) Section 5.13(j) of the TW Purchase Agreement or Section 5.11(j) of the Comcast Purchase Agreement, (d) the Adelphia Registration Rights Agreement, (e) the Escrow Agreement to be entered into pursuant to each of the Purchase Agreements, (f) the Transfer Tax Escrow Agreement to be entered into pursuant to each of the Purchase Agreements or (g) as otherwise expressly agreed in writing by Seller on its own behalf or on behalf of any Debtor, shall (i) constitute administrative expenses of the Debtors’ estates under sections 503(b)(1) and 507(a)(1) of the Bankruptcy Code and (ii) be paid by the Debtors at the time and in the manner provided for in the applicable Purchase Agreement or related documents and agreements without further court order.
30.           All Persons who are in possession of some or all of the Transferred Assets on the Closing are hereby directed to surrender possession of the Transferred Assets to the applicable Buyer at Closing.

31.           Except for the Assumed Sale Liabilities, no Buyer shall have any Liability or responsibility for any Liability of the Debtors arising under or related to the Transferred Assets. Without limiting the generality of the foregoing and, except for the Assumed Sale Liabilities assumed by it or as otherwise specifically provided herein and in the applicable Purchase Agreement or any other agreement entered into by it in connection therewith, no Buyer shall be liable for any Claims against the Debtors or any of their predecessors or Affiliates, and no Buyer shall have successor or vicarious liabilities of any kind or character, including, but not limited to, under any theory of antitrust, environmental, successor or transferee liability, labor law, de facto merger, or substantial continuity, whether known or unknown as of the Closing, now existing or hereafter arising, whether fixed or contingent, with respect to the Debtors or any Liabilities of the Debtors arising prior to the Closing, including, but not limited to, Liabilities on account of any Taxes arising, accruing, or payable under, out of, in connection with, or in any way relating to the operation of the Transferred Assets prior to the Closing. The consideration given by each Buyer shall constitute valid and valuable consideration for the releases of any potential claims of successor liability of such Buyer, releases which the Court holds shall be deemed to have been given in favor of such Buyer by all holders of Claims or Interests against or in the Debtors or their respective assets.
32.           Under no circumstances shall a Buyer be deemed a successor to any Liability of or to the Debtors for any Claim or Interest against or in the Debtors or the Transferred Assets. Except for the Assumed Sale Liabilities, as applicable, the sale, transfer, assignment and delivery of the Transferred Assets shall not be subject to any Claims or Interests. Except for the Assumed Sale Liabilities, as applicable, all Persons holding Claims or Interests against or in the Debtors or the Transferred Assets of any kind or nature whatsoever (including, but not limited to, the Debtors and/or their respective successors, including any trustees thereof, creditors, employees, unions, former employees and shareholders, administrative agencies, governmental units, secretaries of state, federal, state and local officials, maintaining any authority relating to any environmental, health and safety laws, and their respective successors or assigns) shall be, and hereby are, forever barred, estopped, and permanently enjoined from asserting, prosecuting, or otherwise pursuing such Claims or Interests of any kind or nature whatsoever against any Buyer, its property, successors and assigns, or the Transferred Assets, as an alleged successor or otherwise, with respect to any Claim or Interest of any kind or nature whatsoever such Person had, has or may have against or in the Debtors, the Debtors’ estates, their respective officers, directors, shareholders, or the Transferred Assets. Following the Closing, no holder of any Claim or Interest in the Debtors shall interfere with any Buyer’s title to or use and enjoyment of the Transferred Assets based on or related to such Claim or Interest, or any actions that the Debtors may take in their chapter 11 cases.
33.           This Court retains jurisdiction to enforce and implement the terms and provisions of this Order, each of the Purchase Agreements, any waivers and consents thereunder, and of each of the agreements and documents executed pursuant to or in connection therewith in all respects, including, but not limited to, retaining jurisdiction to (a) compel delivery of the TWNY Transferred Assets to TWNY and the Comcast Transferred Assets to Comcast, (b) compel delivery of the purchase price or performance of other obligations owed by or to the Debtors, (c) resolve any disputes arising under or related to either Purchase Agreement, except as otherwise provided therein, or any of the agreements and documents executed pursuant thereto or in connection therewith, (d) interpret, implement, and enforce the provisions of this Order, and (e) protect each Buyer against (i) any of the Excluded Liabilities or (ii) the assertion of any Claims and Interests against the Transferred Assets (other than Assumed Sale Liabilities, as applicable), of any kind or nature whatsoever; provided, however, with respect to a governmental unit’s exercise of its police or regulatory powers other than the enforcement of a money judgment, the jurisdiction of any other tribunal shall not be reduced or impaired from that as set forth in any applicable, valid statutory grant of jurisdiction.
34.           The transactions contemplated by the Purchase Agreements are undertaken by each Buyer without collusion and in good faith, as that term is used in section 363(m) of the Bankruptcy Code, and accordingly, the reversal or modification on appeal of the authorization provided herein to consummate the 363 Sale shall not affect the validity of the 363 Sale (including, without limitation, the assumption and assignment of any of the Assigned Contracts), unless such authorization is duly stayed pending such appeal. Each Buyer is a purchaser in good faith of the applicable Transferred Assets to be purchase by it, and is entitled to all of the protections afforded by section 363(m) of the Bankruptcy Code.
35.           The terms and provisions of each of the Purchase Agreements and all related ancillary documents shall be binding on the parties thereto, and the provisions of this Order shall be binding in all respects upon, and shall inure to the benefit of, the Debtor Parties, their estates, and their creditors, the applicable Buyer and its respective affiliates, successors, and assigns, and any affected third parties including, but not limited to, all Persons asserting a Claim or Interest in the Transferred Assets, notwithstanding any subsequent appointment of any trustee(s) under any chapter of the Bankruptcy Code, as to which trustee(s) such terms and provisions likewise shall be binding. Nothing in this Order shall relieve a Buyer or any Debtor from any Liability it may have to the other under any express, unambiguous writing by either party in connection with such Buyer’s Purchase Agreement or the transactions contemplated thereby.
36.           In the event of a conflict between this Order or any Purchase Agreement, on the one hand, and the terms of any plan of reorganization confirmed in the Debtors’ chapter 11 cases or any order confirming such plan, on the other hand, this Order or such Purchase Agreement, as applicable, shall control.
37.           The failure specifically to include any particular provisions of any of the Purchase Agreements in this Order shall not diminish or impair the effectiveness of such provision, it being the intent of the Court that each of the Purchase Agreements be authorized and approved in its entirety.
38.           Each of the Debtor Parties is authorized to execute the Purchase Agreements or other related documents and agreements contemplated thereby or entered into in connection therewith and to consummate all transactions, and take any other actions, contemplated by, or necessary or appropriate to effectuate, the Purchase Agreements.
39.           Each and every Debtor shall be jointly and severally liable for any breach or violation of Seller’s representations, warranties or covenants under each Purchase Agreement (except to the extent any Liability is limited to the Escrow Account entered into pursuant to each of the Purchase Agreements as a result of the limitations set forth in Article VII of the applicable Purchase Agreement), and shall execute and deliver such Contracts and take such further action as may be reasonably requested by either Buyer to evidence the intent and effect of the foregoing. To the extent any obligations of any of the Debtors under any Purchase Agreement are transferred or assigned to, or assumed by, any successor to (or assignee of) the Debtors, including the Debtors as reorganized, (i) such obligations shall be fully enforceable against such successor or assignee and (ii) to the extent provided in such Purchase Agreement, such obligations shall remain fully enforceable against the Debtors, or the Debtors as reorganized, as the case may be, on a joint and several basis.
40.           Either of the Purchase Agreements and any related agreements, documents or other instruments may be modified, amended or supplemented by the parties thereto and in accordance with the terms hereof, without further order of the Court, provided that any such modification, amendment, or supplement does not have a material adverse effect on the Debtors’ estates.
41.           The transfer of the Transferred Assets and the 363 Sale is necessary to consummation of the JV Plan and a chapter 11 plan or plans (including the Proposed Plan) for the Debtors. All conditions precedent to the consummation of the JV Plan must be satisfied substantially contemporaneously with the Closing and consummation of each of the Purchase Agreements is a condition that must be satisfied substantially contemporaneously with the consummation of the JV Plan. Accordingly, the Transferred Assets shall be transferred pursuant to section 1146(c) of the Bankruptcy Code, and shall not be taxed under any law imposing a stamp tax or a sale, transfer, or any other similar tax; provided, however, that notwithstanding anything herein to the contrary, the issue of whether California and Washington state sales taxes are “stamp or similar taxes” subject to exemption under section 1146(c) of the Bankruptcy Code shall be the subject of further decision by this Court. Each and every federal, state and local government agency or department is hereby directed to accept, file and/or record any and all documents and instruments necessary or appropriate to consummate the transfer of any of the Transferred Assets, all without imposition or payment of any stamp tax, transfer tax, or similar tax.
42.           The provisions of this Order are non-severable and mutually dependent and, pursuant to Bankruptcy Rules 6004(g) and 6006(d), this Order shall not be stayed for 10 days and shall be effective immediately upon entry.

Dated:  June 28, 2006

/s/ ROBERT E. GERBER
HONORABLE ROBERT E. GERBER
UNITED STATES BANKRUPTCY JUDGE